Exhibit 99

                         Form 4 Joint Filer Information


Name:  Dane Andreeff
Address:  c/o Andreeff Equity Advisors, L.L.C.
          450 Laurel Street Suite 2105
          Baton Rouge, LA   70801
Designated Filer:  Maple Leaf Offshore, Ltd.
Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
Date of Event Requiring Statement:  July 2, 2007

Signature:                   /s/ Dane Andreeff
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